Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-3) and related Prospectus of RAIT Financial Trust for the registration of 12,192,145 common shares of beneficial interest, of our report dated March 31, 2006, with respect to the consolidated financial statements and schedules of Taberna Realty Finance Trust, included in Form 8-K/A of RAIT Financial Trust filed with the Securities and Exchange Commission on January 4, 2007.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

July 12, 2007